Exhibit 16.1

May 8, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements made by Master Silicon Carbide Industries, Inc. (formerly Paragon SemiTech USA, Inc.) (the “Registrant”) which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Current Report on Form 8-K dated May 8, 2009.  We agree with the statements in Item 4.01 concerning our firm in such Form 8-K.

Sincerely,

/s/ Li & Company, PC
Li & Company, PC